                                                                    Exhibit 10.1

                                 SONOSITE, INC.

                             1998 Stock Option Plan
                 (as amended and restated on February 13, 2002)

1.   Purpose

     The purpose of the Plan is to enhance the long-term shareholder value of the Corporation by offering opportunities to selected persons to participate in the Corporation's growth and success, and to encourage them to remain in the service of the Corporation and its subsidiaries and to acquire and maintain stock ownership in the Corporation.

2.   Definitions

     The following terms have the corresponding meanings for purposes of the
Plan:

     "Change in Control" means

     (a) a "Board Change." For purposes of the Plan, a Board Change shall have occurred if a majority of the seats (other than vacant seats) on the Corporation's Board of Directors (the "Board") were to be occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors nor (ii) appointed by directors so nominated. An "Incumbent Director" is a member of the Board who has been either (i) nominated by a majority of the directors of the Corporation then in office or (ii) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined in Section 2(b)) other than the Board; or

     (b) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a "Person") of "Beneficial Ownership" (within the meaning of Rule 13d3 promulgated under the Exchange Act) of (i) 20% or more of either (A) the then outstanding shares of common stock (the "Outstanding Corporation Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"), in the case of either (A) or (B) of this clause
(i), which acquisition is not approved in advance by a majority of the Incumbent Directors or (ii) 33% or more of either (A) the Outstanding Corporation Common Stock or (B) the Outstanding Corporation Voting Securities, in the case of either (A) or (B) of this clause (ii), which acquisition is approved in advance by a majority of the Incumbent Directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of the following subsection (c) are satisfied; or

     (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 33% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

     (d) Approval by the shareholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were approved by a majority of the Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Committee provided for in Section 6, which shall administer the Plan.

     "Common Stock" means common stock, par value $0.01 per share, of the Corporation.

     "Corporation" means SonoSite, Inc., a Washington corporation.

     "Designated Beneficiary" means any person designated in writing by a Participant as a legal recipient of payments due under an award in the event of the Participant's death, or in the absence of such designation, the Participant's estate. Such designation must be on file with the Corporation in order to be effective but, unless the Participant has made an irrevocable designation, may be changed from time to time by the Participant.

     "Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Corporation, to perform his or her duties for the Corporation or its subsidiaries and to be engaged in any substantial gainful activity.

     "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" of the Common Stock as of any trading day means the average (rounded to the next highest cent in the case of fractions of a cent) of the high and low sales prices of the Common Stock as reported on such trading day by the Nasdaq National Market. If no sales price is reported for the Common Stock on such trading day, then "Fair Market Value" shall mean the highest bid price reported for the Common Stock on such trading day by the National Quotation Bureau Incorporated or any similar nationally recognized organization. The Committee, in its sole discretion, shall make all determinations required by this definition.

     "Participant" means an employee, director, consultant or independent contractor who has received an award under the Plan.

     "Payment Schedule" means the schedule adopted by the Committee in accordance with Section 13 with respect to an Award Cycle to govern determination of the Payment Value of a performance unit at the end of such Award Cycle in accordance with Section 13.

     "Payment Value" means the value, expressed in dollars, of a performance unit at the conclusion of an Award Cycle, determined in accordance with Section 13.

     "Plan" means this SonoSite, Inc. 1998 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan.

     "Restricted Stock" means the shares of Common Stock referred to in Section 11.

     "Retirement" means retirement as of the Participant's normal retirement date under the Corporation's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

     "Withholding Tax" means any tax, including any federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to the transfer of shares of Common Stock as a result of the exercise of a Nonqualified Stock Option or stock appreciation right, the payment of performance units or the award of Restricted Stock or stock grants.

3.   Stock Subject to the Plan

     There are reserved for issuance upon the exercise of options, for issuance of Restricted Stock and stock grant awards and for issuance upon the payment of performance units and stock appreciation rights under the Plan 2,000,000 shares of Common Stock, of which no more than an aggregate of 333,333 shares may be issued as Restricted Stock awards and stock grants under the Plan. Such shares may be authorized and unissued shares of Common Stock or shares now held or subsequently acquired by the Corporation. If any option or stock appreciation right granted under the Plan shall expire or terminate for any reason (including, without limitation, by reason of its surrender, pursuant to the third paragraph of Section 9(b) or otherwise, or cancellation, in whole or in part, pursuant to the provisions of Section 9(c) or otherwise or pursuant to
Section 10(f), or the substitution in place thereof of a new option or stock appreciation right) without having been exercised in full, the shares subject thereto shall again be available for the purposes of issuance under the Plan; provided, however, that for purposes of Section 4, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code. If shares of Restricted Stock shall be forfeited and returned to the Corporation pursuant to the provisions of Section 11, such shares shall again be available for the purposes of issuance under the Plan. In no event shall shares of Common Stock which, under the Plan, are authorized to be used in payment of performance unit awards be deemed to be unavailable for purposes of the Plan until such shares have been issued in payment thereof in accordance with the provisions of
Section 13(g). Stock appreciation rights and performance unit awards providing for payments only in cash are not subject to the overall limitations referred to above.

4.   Limitations

     Subject to adjustment from time to time as provided in Section 17, no more than 250,000 shares of Common Stock may be made subject to awards under the Plan to any individual in the aggregate in any one fiscal year of the Corporation.

5.   Administration

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, performance units or Restricted Stock shall be awarded and stock appreciation rights or options shall be granted (including, without limitation, whether such options shall be Incentive Stock Options or Nonqualified Stock Options or a combination thereof, as such terms are defined in Section 9(a)) and the number of units and/or shares to be covered by each such award or grant. Provided, however, that the Chief Executive Officer shall have the limited authority to grant Incentive Stock Options or Nonqualified Stock Options or a combination thereof, in an amount not to exceed 25,000 shares per individual per calendar year, to attract and retain nonofficer employees. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Corporation's success and such other factors as the Committee in its discretion may deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Restricted Stock, performance unit, stock appreciation right and option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations of the matters referred to in this Section 5 shall be conclusive. The Corporation intends that administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and Section 162(m) of the Code, and the rules and regulations promulgated thereunder. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to persons who are subject to Section 16 of the Exchange Act without so limiting or conditioning the Plan with respect to other persons.

6.   The Committee

     The Board shall designate a Committee of members of the Board which shall meet the requirements of Section 16(b) of the Exchange Act and Section 162(m) of the Code. Currently, the Committee shall consist solely of two or more members of the Board who are outside, non-employee directors. If at any time an insufficient number of outside, non-employee directors is available to serve on such Committee, other directors may serve on the Committee; however, during such time, no options, stock appreciation rights or Restricted Stock shall be granted under the Plan to any person if the granting of such options, stock appreciation rights or Restricted Stock would not meet the requirements of Section 16(b) of the Exchange Act or Section 162(m) of the Code.

     For purposes of this Section 6, a "non-employee" is a person who meets the definition of "non-employee director" as set forth in the rules and regulations promulgated under Section 16(b) of the Exchange Act or any successor rule or regulatory requirement. For purposes of this Section 6, an "outside director" is a person who meets the definition of "outside director" as set forth in the rules and regulations promulgated under Rule 162(m) of the Code or any successor rule or regulatory requirement. The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

7.   Eligibility

     The Committee may award performance units and Restricted Stock and grant options and stock appreciation rights only to employees, directors, consultants or independent contractors (which term as used herein includes officers) of the Corporation and of its present and future subsidiary corporations ("subsidiaries"). Any person eligible under the Plan may receive one or more awards of performance units or Restricted Stock or one or more grants of options or stock appreciation rights, or any combination thereof, as the Committee shall from time to time determine, and such determinations may be different as to different Participants and may vary as to different awards and grants.

8.   Performance Goals

     Awards under the Plan to persons subject to or anticipated to be subject to
Section 162(m) of the Code shall be based on (i) individual targets set by the Committee in writing with respect to the relevant Performance Period (as defined below) and (ii) the Performance Goal or Goals (as defined below) for the Performance Period. In no event, however, shall any award to a Participant exceed (i) 250,000 shares in a fiscal year (subject to adjustment from time to time as provided in Section 17) or (ii) 200% of the annualized highest rate of base salary paid to any executive of the Company with respect to 2000 as reported in the Company's proxy statement for the 2001 annual meeting of shareholders with respect to a Performance Period. The Committee may reduce an individual's maximum award amount calculated under the preceding formula in its sole discretion.

     A "Performance Period" shall be, with respect to a participant, any period not exceeding 36 months, as determined by the Committee in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods. The "Performance Goals" may include one or more of the following: (i) earnings, (ii) earnings per share, (iii) revenue, (iv) expenses,
(v) net interest margin, and (vi) return on equity, each with respect to the Corporation and/or any operating unit or units of the Corporation, as determined by the Committee in its sole discretion. The Performance Goals may be adjusted in accordance with factors adopted by the Committee with respect to the Performance Period that relate to unusual items. The selection and adjustment of applicable Performance Goals, and the establishment of targets, shall be done in compliance with Section 162(m) of the Code. No award shall be made under the Plan unless and until the Committee certifies in writing the extent to which the Performance Goal or Goals applicable to a Participant have been achieved or exceeded.

     The terms of this Section 8 shall not apply to grants of stock options or stock appreciation rights under the Plan.

9.   Option Grants

     (a) The Committee is authorized under the Plan, in its discretion, to issue options as "Incentive Stock Options" (as defined in Section 422 of the Code) or as "Nonqualified Stock Options" (all other options granted hereunder) and the options shall be designated as Incentive Stock Options or Nonqualified Stock Options in the applicable option agreement. Unless approved by the holders of a majority of the shares of the Corporation present in person or by proxy and entitled to vote thereon at a duly convened meeting of shareholders, the Committee shall not (a) grant any options under the terms of the Plan with a purchase price that is less than 100% of the Fair Market Value of the Common Stock on the date of grant or (b) reduce the purchase price of any option outstanding or to be granted in the future under the terms of the Plan; any amendment or repeal of the provisions of this sentence requires the affirmative vote of the holders of a majority of shares of the Corporation present at a duly convened shareholders' meeting in person or by proxy and entitled to vote thereon. Notwithstanding the previous sentence, any Nonqualified Stock Option may provide that the purchase price be equal to the average Fair Market Value of the Common Stock over any continuous period of trading days beginning and ending no more than 30 business days before or after the date such option is granted.

     (b) The Committee shall be authorized in its discretion to prescribe in the option grant the installments, if any, in which an option granted under the Plan shall become exercisable, provided that no option shall be exercisable prior to date that is the six months following the date of grant thereof except as provided in Sections 9(c), (d), (g), (h) and (i) or except as the Committee otherwise determines. In no case may an option be exercised as to less than 50 shares at any one time (or the remaining shares covered by the option if less than 50) during the term of the option. The Committee shall also be authorized to establish the manner of the exercise of an option. The term of each option shall be not more than 10 years from the date of grant thereof.

     In general, upon exercise, the option price is to be paid in full in cash; however, the Committee can determine at the time the option is granted for Incentive Stock Options or at any time prior to exercise for Nonqualified Stock Options, that additional forms of payment will be permitted. To the extent permitted by the Committee and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised (i) in Common Stock owned by the option holder having a Fair Market Value on the date of exercise equal to the aggregate option price, or in a combination of cash and stock; provided, however, that payment in stock shall not be made unless such stock shall have been owned by the option holder for a period of at least six months prior thereto (or any shorter period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes); or (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker designated by the Corporation, all in accordance with the regulations of the Federal Reserve Board, to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

     In lieu of requiring an option holder to pay cash or stock and to receive in turn certificates for shares of Common Stock upon the exercise of a Nonqualified Stock Option, if the option so provides, the Committee may elect to require the option holder to surrender the option to the Corporation for cancellation as to all or any portion of the number of shares covered by the intended exercise and receive in exchange for such surrender a payment, at the election of the Committee, in cash, in shares of Common Stock or in a combination of cash and shares of Common Stock, equivalent to the appreciated value of the shares covered by the option surrendered for cancellation. Such appreciated value shall be the difference between the option price of such shares (as adjusted pursuant to Section 17) and the Fair Market Value of such shares, which shall for this purpose be determined by the Committee taking into consideration all relevant factors, but which shall not be less than the Fair Market Value of such shares on the date on which the option holder's notice of exercise is received by the Corporation. Upon delivery to the Corporation of a notice of exercise of option, the Committee may avail itself of its right to require the option holder to surrender the option to the Corporation for cancellation as to shares covered by such intended exercise. The Committee's right of election shall expire, if not exercised, at the close of business on the fifth business day following the delivery to the Corporation of such notice. Should the Committee not exercise such right of election, the delivery of the aforesaid notice of exercise shall constitute an exercise by the option holder of the option to the extent therein set forth, and payment for the shares covered by such exercise shall become due immediately.

     (c) In the event that a Participant's services for the Corporation or one of its subsidiaries shall cease and the termination of such individual's service is for cause, the option shall automatically terminate upon first notification to the option holder of such termination of services, unless the Committee determines otherwise, and such option shall automatically terminate upon the date of such termination of services for all shares which were not purchasable upon such date. For purposes of this Section 9(c), "cause" is defined as a determination by the Committee that the option holder (i) has committed a felony, (ii) has engaged in an act or acts of deliberate and intentional dishonesty resulting or intended to result directly or indirectly in improper material gain to or personal enrichment of the individual at the Corporation's expense, or (iii) has willfully disobeyed the Corporation's appropriate rules, instructions or orders, and such willful disobeyance has continued for a period of 10 days following notice thereof from the Corporation.

     In the event of the termination of the services of the holder of an option because of Retirement, Early Retirement at the Corporation's request or Disability, he may (unless such option shall have been previously terminated pursuant to the provisions of the preceding paragraph or unless otherwise provided in his option grant) exercise such option at any time prior to the expiration of the option, (i) in the event of Disability or Retirement, to the extent of the number of shares covered by such option, whether or not such shares had become purchasable by him at the date of the termination of his services and (ii) in the event of Early Retirement at the Corporation's request, to the extent of the number of shares covered by such option at such time or times as such option becomes purchasable by him in accordance with its terms. (Although the option may be exercised after Retirement, Early Retirement at the Corporation's request or Disability, under Section 422 of the Code, if the option has been designated as an Incentive Stock Option, it must be exercised within three months after the date of Retirement or Early Retirement or one year after the termination of employment due to Disability in order to qualify for incentive stock option tax treatment. For purposes of the preceding sentence, Disability shall mean "disability" as that term is defined for purposes of
Section 422 of the Code.)

     In the event of the death of an individual to whom an option has been granted under the Plan, while he is performing services for the Corporation or a subsidiary, the option theretofore granted to him (unless his option shall have been previously terminated pursuant to the provisions of this Section 9(c) or unless otherwise provided in his option grant) may, subject to the limitations described in Section 9(f), be exercised by his Designated Beneficiary, by his legatee or legatees of the option under his last will, or by his personal representatives or distributees, at any time within a period of one year after his death, but not after the expiration of the option, to the extent of the remaining shares covered by his option whether or not such shares had become purchasable by such an individual at the date of his death. In the event of the death of an individual (i) during the 30-day period, or the 90-day period, as applicable, following termination of his services or (ii) following termination of his services by reason of Retirement, Early Retirement at the Corporation's request or Disability, then the option (if not previously terminated pursuant to the provisions of this Section 9(c)) may be exercised during the one-year period following termination of his services or during the remaining term of the option, respectively, but not after the expiration of the option, by his Designated Beneficiary, by his legatee under his last will, or by his personal representative or distributee, but only to the extent of the number of shares purchasable by such Participant pursuant to the provisions of Section 9(d) at the date of termination of his services.

     In the event of the termination of the services of the holder of an option, other than by reason of Retirement, Early Retirement at the Corporation's request, Disability or death, he may (unless his option shall have been previously terminated pursuant to the provisions of this Section 9(c) or unless otherwise provided in his option grant) exercise his option at any time within 30 days after such termination, if such option was granted prior to February 8, 2001, or within 90 days after such termination, if such option was granted on or after February 8, 2001, or such longer period as determined by the Committee, but not after the expiration of the option, to the extent of the number of shares covered by his option which were purchasable by him at the date of the termination of his services, and such option shall automatically terminate upon the date of such termination of services for all shares which were not purchasable upon such date.

     (d) Notwithstanding the foregoing provisions, the Committee may determine, in its sole discretion, in the case of any termination of services, that the holder of an option may exercise such option to the extent of some or all of the remaining shares covered thereby whether or not such shares had become purchasable by such an individual at the date of the termination of his services and may exercise such option at any time prior to the expiration of the original term of the option, except that such extension shall not cause any Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option without the consent of the option holder. Options granted under the Plan shall not be affected by any change of relationship with the Corporation so long as the holder continues to be an employee, consultant or independent contractor of the Corporation or of a subsidiary; however, a change in a participant's status from an employee to a nonemployee (e.g., consultant or independent contractor) shall result in the termination of an outstanding Incentive Stock Option held by such participant in accordance with Section 9(c). The Committee, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to Incentive Stock Options, such determination shall be subject to any requirements contained in the Code. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Corporation or any other person or interfere in any way with the right of the Corporation or any other person to terminate his employment or other services at any time.

     (e) The date of grant of an option pursuant to the Plan shall be the date specified by the Committee at the time it grants such option, provided that such date shall not be prior to the date of such action by the Committee and that the price shall be determined in accordance with Section 9(a) on such date. The Committee shall promptly notify a grantee of an award and a written option grant shall promptly be duly executed and delivered by or on behalf of the Corporation.

     (f) In the event an optionee is granted Incentive Stock Options that in the aggregate entitle the optionee to purchase, in the first year such options become exercisable (whether under their original terms or as a result of the occurrence of an Acceleration Event, as defined below), Common Stock of the Corporation, any parent corporation or any subsidiary of the Corporation having a Fair Market Value (determined as of the time such options are granted) in excess of $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. Such limitation shall not apply if the Internal Revenue Service publicly rules, issues a private ruling to the Corporation, any optionee of the Corporation or any legatee, personal representative or distributee of an optionee or states in proposed, temporary or final regulations that provisions which allow the full exercise of an optionee's Incentive Stock Options upon the occurrence of the relevant Acceleration Event do not violate
Section 422(d) of the Code. An "Acceleration Event" means (i) a determination of the

Committee to allow an optionee to exercise his options in full upon termination of his employment or other service as provided in Section 9(c) or (d), (ii) the death of an optionee while he is employed by the Corporation or a subsidiary,
(iii) any Change in Control, or (iv) the optionee's termination of employment or other service under circumstances that will allow him to exercise options not otherwise exercisable pursuant to Section 9(i).

     (g) Notwithstanding any contrary waiting period, installment period or other limitation or restriction in any option agreement or in the Plan, in the event of a Change in Control, each option outstanding under the Plan shall thereupon become exercisable at any time during the remaining term of the option, but not after the term of the option, to the extent of the number of shares covered by the option, whether or not such shares had become purchasable by the Participant thereunder immediately prior to such Change in Control.

     (h) Anything in the Plan to the contrary notwithstanding, during the 90-day period from and after a Change in Control (x) an optionee (other than an optionee who initiated a Change in Control in a capacity other than as an officer or a director of the Corporation) who is an officer or a director of the Corporation (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to an option that was granted at least six months prior to the date of exercise pursuant to this sentence and is unaccompanied by a stock appreciation right and (y) any other optionee who is not an officer or a director with respect to an option that is unaccompanied by a stock appreciation right shall, unless the Committee shall determine otherwise at the time of grant, have the right, in lieu of the payment of the full purchase price of the shares of Common Stock being purchased under the option and by giving written notice to the Corporation, to elect (within such 90-day period) to surrender all or part of the option to the Corporation and to receive in cash an amount equal to the amount by which the amount determined pursuant to Section 9(d) hereof on the date of exercise (determined as if the optionee had exercised a limited stock appreciation right on such date) shall exceed the purchase price per share under the option multiplied by the number of shares of Common Stock granted under the stock option as to which the right granted by this sentence shall have been exercised. Such written notice shall specify the optionee's election to purchase shares granted under the option or to receive the cash payment referred to in the immediately preceding sentence.

     (i) Notwithstanding the foregoing provisions, the optionee's employment or other contract with the Corporation may provide that upon termination of his employment or other services for other than cause or for "good reason" (as defined in his contract), all stock options shall become immediately exercisable.

10.  Stock Appreciation Rights

     (a) Stock appreciation rights may be paid upon exercise in cash, Common Stock or any combination thereof, as the Committee in its sole discretion may determine. A stock appreciation right is an incentive award that permits the holder to receive (per share covered thereby) an amount equal to the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of such share on the date the stock appreciation right was granted.

     (b) The Committee may grant a stock appreciation right separately or in tandem with a related option and may grant both "general" and "limited" stock appreciation rights. A general stock appreciation right granted in tandem with a related option will generally have the same terms and provisions as the related option with respect to exercisability, and the base price of such a stock appreciation right will generally be equal to the option price under the related option. Upon the exercise of a tandem stock appreciation right, the related option will be deemed to be exercised for all purposes of the Plan and vice versa.

     (c) A general stock appreciation right granted separately and not in tandem with any option will have such terms as the Committee may determine. Unless approved by the holders of a majority of the shares of the Corporation present in person or by proxy and entitled to vote thereon at a duly convened meeting of shareholders, the Committee shall not (a) grant any stand-alone stock appreciation rights under the terms of the Plan with a base price that is less than 100% of the Fair Market Value of the Common Stock on the date of grant, determined as in Section 9(a) in the case of a Nonqualified Stock Option, or (b) reduce the base price of any stock appreciation right outstanding or to be granted in the future under the terms of the Plan; any amendment or repeal of the provisions of this sentence requires the affirmative vote of the holders of a majority of shares of the Corporation present at a duly convened shareholders' meeting in person or by proxy and entitled to vote thereon. The term of a stand-alone stock appreciation right may not be greater than 10 years from the date it was granted.

     (d) A limited stock appreciation right may be exercised only during the 90 calendar days immediately following the date of a Change in Control. For the purpose of determining the amount payable upon exercise of a limited stock appreciation right, the fair market value of the Common Stock will be equal to the higher of (x) the highest Fair Market Value of the Common Stock during the 90-day period ending on the date the limited stock appreciation right is exercised and (y) whichever of the following is applicable:

         (i) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 calendar days preceding the exercise of the limited right;

         (ii) the fixed or formula price for the acquisition of shares of Common Stock in a merger or similar agreement approved by the Corporation's shareholders or Board, if such price is determinable on the date of exercise; and

         (iii) the highest price per share paid to any shareholder of the Corporation in a transaction or group of transactions giving rise to the exercisability of the limited right. In no event, however, may the holder of a limited stock appreciation right granted in tandem with a related Incentive Stock Option receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an Incentive Stock Option without the consent of the Participant.

     (e) Limited stock appreciation rights are payable only in cash. General stand-alone stock appreciation rights are payable only in cash, unless the Committee provides otherwise at the time of grant. General stock appreciation rights granted in tandem with a related option are payable in cash, Common Stock or any combination thereof, as determined in the sole discretion of the Committee. Notwithstanding the foregoing, and to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a payment, in whole or in part, of cash upon exercise of a stock appreciation right may be made to an optionee who is an officer or director of the Corporation (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) only if (i) the right was granted at least six months prior to the date of exercise (except that in the event of the death or Disability of the optionee prior to the expiration of the six-month period, this limitation shall not apply) and (ii) the optionee's election to receive cash in settlement of the right and the exercise of the right are made (a) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Corporation and ending on the twelfth business day following such date, (b) six months prior to the date the stock appreciation right becomes taxable or (c) during the 90-day period from and after a Change in Control.

     (f) Unless otherwise provided by the Committee at the time of grant, the provisions of Section 9 relating to the termination of the service of a holder of an option shall apply equally, to the extent applicable, to the holder of a stock appreciation right.

11.  Restricted Stock Awards

     (a) The consideration to be received for shares of Restricted Stock issued hereunder out of authorized but unissued shares or shares subsequently acquired by the Corporation shall be equal to cash in an amount equal to the par value thereof and past services for the Corporation. The recipient of Restricted Stock shall be recorded as a shareholder of the Corporation, at which time the Corporation, at its discretion, may either issue a Restricted Stock Certificate or make a book entry credit in the Corporation's stock ledger to evidence the award of such Restricted Stock, and the Participant shall have, subject to the provisions hereof, all the rights of a shareholder with respect to such shares and receive all dividends or other distributions made or paid with respect to such shares; provided, that the shares themselves, and any new, additional or different shares or securities which the recipient may be entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Corporation, shall be subject to the restrictions hereinafter described.

     (b) During a period of months following the date of grant, as determined by the Committee, which shall in no event be less than six months (the "Restricted Period"), the Restricted Stock or any rights thereto may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient, except in the event of death or the transfer thereof to the Corporation under the provisions of the next succeeding paragraph. In the event of the death or Retirement of the recipient during the Restricted Period, such restrictions shall immediately lapse, and the recipient or, in the case of the recipient's death, his Designated Beneficiary, the legatee under his last will or his personal representative or distributee shall be free to transfer, encumber or otherwise dispose of the Restricted Stock. In the event of the Early Retirement at the Corporation's request of the recipient during the Restricted Period, such restrictions shall continue until they lapse in accordance with the terms of the grant.

     Except as provided in Section 11(c), in the event that, during the Restricted Period, the service of the recipient by the Corporation or one of its subsidiaries is terminated for any reason (including termination with or without cause by the Corporation or such subsidiary or resignation by the recipient), other than termination of service due to the Retirement, Early Retirement at the Corporation's request or death of the recipient, then the shares of Restricted Stock held by him shall be forfeited to the Corporation and the recipient shall immediately transfer and return to the Corporation the certificates, if any have been issued to him, representing all the Restricted Stock and the recipient's rights as a shareholder with respect to the Restricted Stock shall cease, effective with such termination of service. Notwithstanding the foregoing, the recipient's service contract with the

Corporation may provide that upon termination of his service for other than cause or for good reason, all Restricted Stock shall cease to be subject to such restrictions.

     A recipient's rights to Restricted Stock may not be assigned or transferred except upon death by will, descent or distribution. In the event of any attempt by the recipient to sell, exchange, transfer, pledge or otherwise dispose of shares of Restricted Stock in violation of the provisions hereof, such shares shall be forfeited to the Corporation.

     (c) Notwithstanding the Restricted Period contained in the grant of Restricted Stock, in the event of a Change in Control (as defined in Section 2), all restrictions on shares of Restricted Stock shall immediately lapse and such Restricted Shares shall become immediately transferable and nonforfeitable.

     (d) Notwithstanding anything contained in the Plan to the contrary, the Committee may determine, in its sole discretion, in the case of any termination of a recipient's service, that the restrictions on some or all of the shares of Restricted Stock awarded to a recipient shall immediately lapse and such Restricted Shares shall become immediately transferable and nonforfeitable.

12.  Stock Grant Awards

     (a) Each nonofficer employee of the Corporation is eligible to receive a grant of Common Stock as a stock bonus (i) at the end of each fiscal year or
(ii) if the employee terminates prior to year-end, at the time of termination. The number of shares to be granted shall be determined by setting a percentage of the employee's salary at the fiscal year-end or time of termination and dividing that amount by the price per share of the Common Stock or by any other method determined by the Committee. For this purpose, the price for the Common Stock shall be the Fair Market Value on the date of grant and each grant shall be for full shares only; any fractional shares resulting from this calculation shall be disregarded. The consideration to be received for shares of Common Stock issued under this Section 12(a) shall be cash in an amount equal to the par value thereof and past services for the Corporation.

     (b) In addition, each recipient of a stock grant under Section 12(a) may be granted a cash award at the time the shares are issued in an amount sufficient to offset the recipient's estimated tax liabilities arising from the issuance of the Common Stock under Section 12(a).

     (c) Determinations regarding eligibility for grants under Section 12(a), the amount of individual grants of Common Stock, the amount of the cash offset award, the interpretation of Section 12 and all other matters relating to the administration of Section 12 are within the sole discretion of the Committee.

13.  Performance Unit Awards

     (a) Performance units which are awarded to a Participant shall have a "unit base value," expressed in dollars, determined by the Committee on the day on which the award is granted and generally determined to be the Fair Market Value of the Common Stock on such day. The performance units will also have a Payment Value at the end of the applicable Performance Period contingent upon the attainment of the Performance Goals during the Performance Period.

     (b) In determining the number of performance units to be awarded, the Committee shall take into account a person's responsibility level, performance, potential, cash compensation level and such other considerations as it deems appropriate.

     (c) Except as otherwise provided in Section 13(l), an award of performance units to a Participant shall terminate for all purposes if the services of the Participant for the Corporation or one of its subsidiaries ceases during the Performance Period, except in the case of death, Disability or Early Retirement at the request of the Corporation, in which case (and provided that the Participant at the time of death, Disability or Early Retirement as aforesaid shall have maintained his employment or other qualifying relationship with the Corporation or one of its subsidiaries continuously during the period commencing on the date the award was granted and ending on the first anniversary thereof) the Participant will be entitled to payment (such payment to be made in accordance with the provisions of Section 13(d)) of the same portion of the Payment Value of the award the Participant would otherwise have been paid (such Payment Value, if any, to be determined at the conclusion of the applicable Performance Period in accordance with the provisions of Sections 13(a) and 13(e) unless otherwise provided in Section 13(l)) as the portion of the Performance Period during which the Participant maintained such relationship with the Corporation bears to the full Performance Period. Under particular circumstances, the Committee may make other determinations with respect to Participants whose services do not meet the foregoing requirements, including the waiver of any of the requirements of this subsection (c) relating to periods of continuous service.

     (d) Except as otherwise provided in Section 13(l), unless the Committee otherwise determines, no payment with respect to performance units will be made to a Participant prior to the end of such Participant's Performance Period; provided, however, that if a Participant should die during an Performance Period and his award shall not have been terminated hereunder prior to his death, such Participant's Designated Beneficiary, the legatee under the Participant's last will, his personal representative or his distributee may elect instead, subject to the approval of the Committee, to have the pro rata portion of the Participant's Payment Value determined by the Committee as of the end of the year during which such Participant's death occurred, based upon application of the Payment Schedule to the part of the Performance Period which shall have elapsed (for such purpose, the cumulative growth rate or improvement achieved in the applicable performance measures to the end of the fiscal year in which death occurs will be assumed to continue for the Performance Period), in which event such pro rata portion shall be paid in cash or Common Stock, as provided in
Section 13(g), as soon as practicable following such year (or in such number of installments as shall have been requested by the Participant and approved by the Committee) to such Participant's Designated Beneficiary or legal representative.

     (e) Except as otherwise provided in Section 13(d) in the case of death, or in Section 13(l) in the case of a Change in Control, a Participant's interest in any performance units awarded to him shall mature on the last day of the Performance Period for such award. The Payment Value of a performance unit shall be the dollar amount calculated on the basis of the Payment Schedule applicable to such Performance Period.

     (f) The total amount of Payment Value due a Participant at the conclusion of an Performance Period shall be paid on such date following the conclusion of such Performance Period as the Committee shall designate, except as specifically otherwise provided in the Plan; provided, however, that the Committee shall have authority, if it deems appropriate, to defer payment (in cash or in stock or both in specified percentages) of the Payment Value due a Participant if the Participant shall request the Committee to do so at any time prior to the last year of the Performance Period for such award. In respect of awards made or to be made in one or more deferred installments in cash, interest shall be credited semiannually on each such award at a rate to be determined semiannually by the Committee, but in no event shall such rate be less than the average rate on 10-year AAA new industrial corporate bonds during each such semiannual period as calculated on the basis of the average of such rates for each calendar week ending during the period January 1 through June 30 and July 1 through December 31; provided that awards made during any such six-month period shall be credited on the basis of the average rate for that period; and provided further that installments paid during any six-month period shall be credited with interest on the basis of the average rate for the next preceding six-month period. in each case adjusted for the number of days such award was to be credited. Unless paid to the recipient of such award at the time credited, interest at the foregoing rate shall be credited on the interest so credited until so paid. The foregoing minimum interest rate for any award that is payable in one or more deferred installments under the Plan may not be modified without the prior written consent of the Participant.

     Whenever an award is made in one or more deferred installments in Common Stock, the Committee may determine that there shall be credited on such award an amount equivalent to the dividends which would have been paid with respect to such shares of Common Stock if they had been issued and outstanding. Such dividend equivalents shall be credited on the dividend record dates until certificates for such shares shall have been delivered to the recipient of such award or until such earlier date as the Committee may determine.

     Such interest and dividend equivalents shall be paid to the recipient of any such award in cash (or in property if the related dividend shall have been in property) at such time or times during the deferred period of such award or at the same time as the cash or shares of Common Stock to which such interest and dividend equivalents apply, all as the Committee shall determine. The Committee may also determine that any such dividend equivalents may be used to purchase additional shares of outstanding Common Stock (such shares to be valued for such purpose at Fair Market Value on the dividend record date) to be added to the shares of Common Stock covered by such award and held subject to the same terms and conditions, including provisions relating to the payment of amounts equivalent to dividends thereon.

     (g) Except as otherwise provided in Section 13(l), the Committee in its discretion may determine at the time of grant or at the end of the Performance Period as to each Participant whether the payment of the Payment Value due a Participant shall be made (i) in cash, (ii) in shares of Common Stock (valued at the average Fair Market Value of the Common Stock for the five trading days immediately preceding the date of payment), or (iii) in a combination of cash and shares of Common Stock so valued.

     (h) If the payment of any award shall be deferred until after the termination of the services of the recipient by the Corporation or one of its subsidiaries, the cash or Common Stock covered by such award, together with any deferred interest or dividend equivalents thereon, shall be delivered in not more than 20 annual installments, commencing not later than the January 31 after such termination of services (or such other date as the Committee from time to time shall determine), all as the Committee may determine. If the payment of an award under the Plan is deferred, such payment thereafter may be accelerated so that such payment shall be made immediately or at such earlier time or in such less number of installments, in each case as the Committee may from time to time determine, but only with the prior written consent of the Participant.

     (i) A Participant to whom any award has been made shall not have any interest beyond that of a general creditor of the Corporation in the cash or Common Stock awarded, or in any interest or dividend equivalents credited to him until the cash has been paid to him or the certificates for the Common Stock have been delivered to him, as the case may be, in accordance with the provisions of the Plan.

     (j) In the case of the death of the recipient of an award, before or after the termination of his services, any unpaid installments of such deferred award shall pass to the Designated Beneficiary, the legatee under the Participant's last will, his personal representative or his distributee. Unpaid installments of a deferred award shall be paid either in the same installments as originally provided or otherwise as the Committee may determine in individual cases.

     (k) Subject to the provisions of Section 13(l), in any case in which payment of an award is to be made in Common Stock, the Corporation shall have the right, in lieu of delivering the certificate or certificates for any or all of the stock which would otherwise be deliverable to the Participant pursuant to the Plan, to pay to such Participant on the date on which such certificate or certificates would otherwise be deliverable an amount in cash equal to the Fair Market Value of such Common Stock on such date or dates as may be determined by the Committee, but not more than five trading days prior to such date, all as the Committee may determine in individual cases.

     (l) Anything herein to the contrary notwithstanding, in the event of a Change in Control, with respect to any unmatured performance unit awards which a Participant held immediately prior to such Change in Control, the Participant will be entitled to immediate payment in cash (unless payment of such performance unit awards shall be deferred in accordance with Section 13(f), in which event the amount provided to be payable by this Section 13(l) shall also be so deferred) in an amount equal to the value of such units determined in accordance with the Payment Schedule applicable to such awards, based on the cumulative, growth rate in the Corporation's reported earnings per share for all previously elapsed fiscal years, if any, included in the Performance Periods for such awards and the actual or presumed cumulative growth rate in the earnings per share for the balance of each Performance Period, determined as follows: (i) if such Change in Control occurs prior to the completion of the first fiscal year of an Performance Period, the cumulative growth rate to be utilized for the balance of the Performance Period shall be the cumulative growth rate in the Corporation's earnings per share in the four fiscal years preceding the first year and (ii) if such Change in Control occurs during any subsequent fiscal year of an Performance Period, the cumulative growth rate to be utilized for the balance of the Performance Period shall be the cumulative growth rate of the preceding fiscal year(s) in that Performance Period prior to the fiscal year in which occurs the Change in Control. In the event that a performance measure other than earnings per share is employed, similar adjustments shall be made for such holders of unmatured performance units. The Committee may in its discretion determine that such historical financial data are not appropriate or not available and may use the latest budgets, projections, forecasts or plans for the Corporation or its business units or subsidiaries. Except as expressly set forth in this Section 13(l), upon the occurrence of a Change in Control, no change(s) shall be made in the terms of any performance unit (including, without limitation, its unit base value, Payment Value or performance criteria) or in the underlying accounting assumptions or practices for purposes of determining the amount due thereunder, which change(s) would lessen the value of any performance unit to the holder thereof

14.  Withholding Taxes

     In connection with the transfer of shares of Common Stock as a result of the exercise of a Nonqualified Stock Option or stock appreciation right, the payment of performance units or the award of Restricted Stock or stock grants, the Corporation (a) shall not issue a certificate for such shares until it has received payment from the Participant of any Withholding Tax in cash or by the retention or acceptance upon delivery thereof by the Participant of shares of Common Stock sufficient in Fair Market Value to cover the amount of such Withholding Tax and (b) shall have the right to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover any Withholding Tax. The Corporation shall have the right to withhold from any cash amounts due from the Corporation to the award recipient pursuant to the Plan an amount equal to the Withholding Tax. In either case, the Corporation shall make payment (or reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the Participant. For purposes of this Section 13, the value of shares of Common Stock so retained or surrendered shall be equal to the Fair Market Value of such shares on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Corporation.

     Notwithstanding the foregoing, the Participant may elect, subject to approval by the Committee, to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Corporation with funds sufficient to enable the Corporation to pay such Withholding Tax or by having the Corporation retain or accept upon delivery thereof by the Participant shares of Common Stock sufficient in Fair Market Value to cover the amount of such Withholding Tax. Each election by a Participant to have shares retained or to deliver shares for this purpose shall be in writing and made on or prior to the Tax Date.

15. Transferability and Ownership Rights of Options, Stock Appreciation Rights and Performance Units

     No option or stock appreciation right granted or performance unit awarded under the Plan shall be transferable otherwise than pursuant to the designation of a Designated Beneficiary or by will, descent or distribution, and an option or stock appreciation right may be exercised, during the lifetime of the holder thereof, only by him. The holder of an option, stock appreciation right or performance unit award shall have none of the rights of a shareholder until the shares subject thereto or awarded thereby shall have been registered in the name of such holder on the transfer books of the Corporation.

16.  Holding Periods

        In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An optionee may be subject to the alternative minimum tax at the time of exercise of an incentive stock option. The Committee may require an optionee to give the Corporation prompt notice of any disposition in advance of the required holding period of shares of Common Stock acquired by exercise of an incentive stock option. Tax advice should be obtained when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

17.  Adjustments Upon Changes in Capitalization

     Except as otherwise provided in Section 9(g) and Section 13(l), in the event of any changes in the outstanding stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, or any distribution to shareholders other than cash dividends, the Committee shall make such adjustments, if any, in light of the change or distribution as the Committee in its sole discretion shall determine to be appropriate, (i) in the number and class of shares or rights subject to options and stock appreciation rights and the exercise prices of the options and stock appreciation rights covered thereby, (ii) in the number of shares of Common Stock covered by a performance unit award for which certificates have not been delivered, any dividend equivalents to which deferred awards of Common Stock are entitled, and the performance measures established by the Committee under Section 13(a), and (iii) the maximum number and class of shares or rights that may be subject to awards to any individual as set forth in Section 4. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted and stock appreciation rights or performance units awarded and the maximum number of shares of Restricted Stock which may be awarded shall be appropriately adjusted by the Committee.

18.  Amendment and Termination

     Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no awards of performance units, stock appreciation rights, or Restricted Stock or options shall be made after, April 5, 2008; provided, however, that such termination shall have no effect on awards of performance units, stock appreciation rights, Restricted Stock or options made prior thereto. The Plan may be terminated, modified or amended by the shareholders of the Corporation. The Board of Directors of the Corporation may also terminate the Plan, or modify or amend the Plan in such respects as it shall deem advisable in order to conform to any change in any law or regulation applicable thereto, or in other respects; however, to the extent required by applicable law or regulation, shareholder approval will be required for any amendment which will (a) materially increase the total number of shares as to which options may be granted or which may be used in payment of performance unit awards or stock appreciation right awards under the Plan or which may be issued as Restricted Stock, (b) materially change the class of persons eligible to receive awards of performance units or Restricted Stock and grants of stock appreciation rights or options, (c) materially amend Section 8 of the Plan, or
(c) otherwise require shareholder approval under any applicable law or regulation. In addition, as specified in Sections 9(a) and 10(c) of the Plan, any amendment or repeal of the applicable provisions of such Sections requires the affirmative vote of the holders of a majority of shares of the Corporation present at a duly convened shareholders' meeting in person or by proxy and entitled to vote thereon. The amendment or termination of the Plan shall not, without the consent of the recipient of any award under the Plan, alter or impair any rights or obligations under any award theretofore granted under the Plan.

19.  Effectiveness of the Plan

     The Plan shall become effective on April 6, 1998. The Committee may in its discretion authorize the awarding of performance units and Restricted Stock and the granting of options and stock appreciation rights, the payments, issuance or exercise of which, respectively, shall be expressly subject to the conditions that (a) the shares of Common Stock reserved for issuance under the Plan shall have been duly listed, upon official notice of issuance, upon each stock exchange in the United States upon which the Common Stock is traded and (b) a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall have become effective.

Adopted by the Board on April 3, 1998, and approved by the Company's shareholders on April 3, 1998. The Plan became effective on April 6, 1998. Amended by the Board on June 8, 1998. Plan amended and restated by the Board on February 24, 1999. Shareholder approval of Sections 3 and 4 obtained on May 6, 1999. Plan amended and restated by the Board on February 8, 2001, September 6, 2001, and on February 13, 2002. Shareholder approval of amendments to Section 3 and of new Section 8 was obtained on April 30, 2002.

                    PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
                                  SUMMARY PAGE

         Date of                                                                                        Date of
       Board Action               Action Taken               Section/Effect of Amendment              Shareholder
       ------------               ------------               ---------------------------               Approval
                                                                                                       --------
    April 3, 1998               Initial Plan                          -----                              April 3, 1998
                                   Adoption/1/

    June 8, 1998                Amendment              Section 3, Administration (currently              Not Required
                                                       (currently Section 5) - CEO
                                                      granted limited authority to grant
                                                       ISOs and NSOs to nonofficer
                                                               employees.
    February 24, 1999           Amendment and            All Sections - various amendments,              May 6, 1999
                                  Restatement          including an increase in the authorized        (Sections 3 and
                                                      number of shares of common stock reserved           4 only)
                                                           for issuance under the Plan from
                                                            1,000,000 to 1,500,000 shares.
    February 8, 2001            Amendment and          Section 8(c), Option Grants - certain             Not Required
                                  Restatement          options granted on or after February 8,
                                                         2001, may be exercised for a 90-day
                                                              period after termination.
    September 6, 2001           Amendment and               Sections 8(a), 9(c) and 17                   Not Required
                                  Restatement               amended to provide that stock

_______________________

/1/    Although the Board and the shareholders each adopted the Plan on April 3,
1998, the Plan did not become effective until April 6, 1998.

         Date of                                                                                        Date of
       Board Action            Action Taken               Section/Effect of Amendment                  Shareholder
       ------------            ------------               ---------------------------                    Approval
                                                                                                         --------
                                                      options, including stock appreciation
                                                     rights, cannot be granted with an
                                                      exercise price that is less than
                                                     100% of fair market value on the date
                                                      of grant and that the exercise
                                                    price of any stock option, including any
                                                      stock appreciation right, cannot be
                                                      reduced without the approval of the
                                                    shareholders. These amendment were made
                                                      in accordance with the terms of that
                                                     certain Share Purchase Agreement dated
                                                    August 8, 2001, among SonoSite, Inc. and
                                                    the purchasers named on Schedule A thereto.
    February 13, 2002         Amendment and         Section 3 amended to increase authorized
                               Restatement         number of shares of common stock reserved           April 30, 2002
                                                        for issuance under the Plan from               (Sections 3 and 8)
                                                       1,500,000 to 2,000,000 shares, new
                                                    Section 8 added to add performance goal
                                                      criteria and to specify the maximum
                                                    amount for certain awards in accordance
                                                      with Section 162(m) of the Internal
                                                       Revenue Code of 1986, and various
                                                              conforming changes.